Exhibit 99.1

Wasserman Morris & Co. Initiates Coverage and Issues Research Report for Cyber Defense Systems with a Price Target of $1.60

NEW YORK, ST. PETERSBURG--Oct 27, 2005 - Cyber Defense Systems, Inc. (OTC BB:CYDF.OB - News) today announced that New York-based Wasserman Morris & Company, an independent investment research firm, began its initial coverage of the Company.

Wasserman Morris issued a speculative buy rating with a target price of $1.60. Their report, which is available for viewing at http://www.wassermanmorris.com and on Cyber Defense Systems' website http://www.cduav.com, cites "We believe that the current company specific risks outweigh by far the future potential value of the company. It is an attractive Homeland Security stock that we would expect to evolve into more than just a Homeland security spending stock.

 Billy Robinson, Cyber Defense Systems' CEO, said, "We are extremely pleased with the comprehensive research report that the analyst, at such a respected independent research firm Wasserman Morris & Co. compiled. They assessed the upside potential of our strategy and efforts to position ourselves for future growth in our industry."

Wasserman Morris & Co. is an equity research firm providing un-biased research for significantly under-followed small cap companies. Wasserman Morris & Co. distributes its research to a broad audience of institutional and individual investors seeking information on under-followed small cap stocks.

ABOUT CYBER DEFENSE SYSTEMS
Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense is currently marketing the airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. Cyber Defense Systems, Inc. http://www.cduav.com (OTCBB: CYDF - News)

ABOUT TECHSPHERE SYSTEMS INTERNATIONAL

Techsphere Systems International, Inc., a wholly owned subsidiary of Cyber Defense is located in Atlanta and Columbus, GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us.

About Proxity
Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. After the declared dividend Proxity a major shareholder in CYDF will own 18,250,000 shares. Proxity seeks to acquire and develop both internet based business opportunities and security technology. The Company plans to enter into developmental, teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for Government, commercial, military and homeland defense areas. http://www.proxity.com. (PinkSheets:PRXT).

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

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Contact:

Cyber Defense Systems, Inc.
Techsphere Systems International, Inc.
Billy Robinson, 727-577-0878
billy@proxity.com

TTC Group, Inc
Victor Allgeier, 212-227-0997

Wasserman Morris
Adam Bolden, 212.382.1791
info@wassermanmorris.com